UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2016

Red Hat, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33162	06-1364380
(Commission File Number)	(IRS Employer Identification No.)

100 East Davie Street, Raleigh, North Carolina	27601
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On March 24, 2016, the Board of Directors (the “Board”) of Red Hat, Inc. (the “Company”) appointed Eric R. Shander, 47, to serve as the Company’s principal accounting officer, effective immediately. Mr. Shander joined the Company in November 2015 as Vice President, Finance and Accounting. Prior to joining the Company, Mr. Shander spent over twenty years in a variety of business and finance roles at International Business Machines Corporation (NYSE: IBM), a provider of integrated solutions and products that leverage data, information technology, deep expertise in industries and business processes. Most recently, Mr. Shander served as VP/Global Services Automation & Competitiveness from January 2015 until December 2015, VP/Americas Strategic IT Outsourcing Delivery from May 2011 until December 2014 and VP/Global Finance & Accounting Solutions & Delivery from September 2008 until April 2011. Mr. Shander left IBM in March 2005 to serve as VP/Chief Accountant at Lenovo Group Ltd. (SEHK: 992), a manufacturer and marketer of technology products and services, from April 2005 until August 2008, when he rejoined IBM. Mr. Shander entered into no compensation arrangements with the Company in connection with his appointment as principal accounting officer.

He replaced Frank Calderoni, EVP, Operations and Chief Financial Officer, who had been serving as the Company’s principal accounting officer since September 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2016	RED HAT, INC.

	By:	/s/ R. Brandon Asbill

	Name:	R. Brandon Asbill
	Title:	Assistant Secretary